UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

John Bean Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34036	91-1650317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 West Madison Street
Chicago, Illinois 60602
(Address of Principal executive offices, including Zip Code)

(312) 861-5900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07           Submission of Matters to a Vote of Security Holders.

On May 17, 2012, John Bean Technologies Corporation held its annual meeting of stockholders (the “Annual Meeting”) in Oak Brook, Illinois.  At the meeting, the Company’s stockholders voted on three proposals and cast their votes as described below.  The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 29, 2012.

Proposal 1

The Company’s stockholders elected two individuals to the Board of Directors for a term of three years or until their successors are duly qualified and elected as set forth below:

Name	Votes For	Withheld	Broker Non-Votes
C. Maury Devine	24,824,984	957,958	1,690,719
James M. Ringler	21,315,699	4,467,243	1,690,719

Proposal 2

The Company’s stockholders approved, on an advisory basis, the Company’s executive compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,503,854	262,826	16,262	1,690,719

Proposal 3

The Company’s stockholders ratified the appointment of KPMG LLP as the company’s independent registered public accounting firm for the 2012 fiscal year as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,437,163	11,495	25,003	0

Item 7.01.          Regulation FD Disclosure

John Bean Technologies Corporation has posted a new investor presentation to its website.

Slides for the investor presentation are attached hereto as an exhibit to this report and are incorporated herein in their entirety by this reference. These slides may also be accessed at the Company’s website (www.jbtcorporation.com ). This information is being furnished under Item 7.01 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. The posting and furnishing of this information is not intended to, and does not, constitute a determination by John Bean Technologies Corporation that the information is material or that investors should consider this information before deciding to buy or sell John Bean Technologies Corporation securities.

Item 9.01.          Financial Statements and Exhibits

(d) Exhibits:

99.1	John Bean Technologies Corporation Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN BEAN TECHNOLOGIES CORPORATION

	By:	/s/ Ronald D. Mambu
Dated: May 22, 2012		Name:	Ronald D. Mambu
		Title:	Vice President and Chief Financial Officer